UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 18, 2026

_________________________________________________________
Barings Private Credit Corporation
(Exact name of registrant as specified in its charter)
 _________________________________________________________

Maryland	814-01397	86-3780522
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 South Tryon Street, Suite 2500 Charlotte, North Carolina		28202
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (704) 805-7200
N/A
(Former name or former address, if changed since last report.)
_________________________________________________________
Securities registered pursuant to Section 12(b) of the Act: None.
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.
Notes Offering
On August 18, 2026, Barings Private Credit Corporation (the “Company”) and U.S. Bank Trust Company, National Association (the “Trustee”) entered into a Third Supplemental Indenture, dated August 18, 2026 (the “Third Supplemental Indenture”), to the Indenture between the Company and the Trustee, dated June 11, 2025 (the “Base Indenture” and, together with the Third Supplemental Indenture, the “Indenture”). The Third Supplemental Indenture relates to the Company’s issuance of $350,000,000 in aggregate principal amount of its 6.500% notes due 2031 (the “Notes”).
The Notes will mature on August 18, 2031 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the Indenture. The Notes bear interest at a rate of 6.500% per year payable semi-annually on February 18 and August 18 of each year, commencing on February 18, 2027. The Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.
The Indenture contains certain covenants, including covenants requiring the Company to comply with the asset coverage requirements of Section 18(a)(1)(A) as modified by Section 61(a)(1) and (2) of the Investment Company Act of 1940, as amended, whether or not it is subject to those requirements and giving effect to any exemptive relief granted to the Company by the Securities and Exchange Commission (the “SEC”), and to provide financial information to the holders of the Notes and the Trustee if the Company is no longer subject to the reporting requirements under the Securities Exchange Act of 1934, as amended. These covenants are subject to important limitations and exceptions that are described in the Indenture.
In addition, on the occurrence of a “change of control repurchase event,” as defined in the Indenture, the Company will generally be required to make an offer to purchase the outstanding Notes at a price equal to 100% of the principal amount of such Notes plus accrued and unpaid interest to the repurchase date.
The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and the Notes, respectively, each filed as exhibits hereto and incorporated by reference herein.
The Notes were sold to several initial purchasers (the “Initial Purchasers”) in a private placement in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and for the initial resale by the Initial Purchasers to (i) persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act or (ii) to certain non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act (the “Notes Offering”). The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements. The Notes Offering closed on August 18, 2026. The net proceeds to the Company were approximately $341.6 million, after deducting the initial purchaser discount and estimated offering expenses. The Company expects to use the net proceeds of the Notes Offering to repay indebtedness under its credit facilities, make investments in portfolio companies in accordance with its investment objectives, and for its and its subsidiaries’ general corporate purposes.
In connection with the issuance of the Notes, the Company entered into a $350.0 million notional value interest rate swap. The Company receives a fixed rate of interest of 6.500% per annum paid semi-annually and pays semi-annually based on a compounded daily rate of SOFR plus 2.4875%. The swap transaction matures on August 18, 2031.
Registration Rights Agreement
In connection with the Notes Offering, the Company entered into a Registration Rights Agreement, dated as of August 18, 2026 (the “Registration Rights Agreement”), with RBC Capital Markets, LLC, J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, BMO Capital Markets Corp. and Fifth Third Securities, Inc., as the representatives of the Initial Purchasers. Pursuant to the Registration Rights Agreement, the Company is obligated to file with the SEC a registration statement relating to an offer to exchange the Notes for new notes issued by the Company that are registered under the Securities Act and otherwise have terms substantially identical to those of the Notes (except for provisions relating to transfer restrictions and payment of additional interest) and to use its commercially reasonable efforts to consummate such exchange offer on the earliest practicable date after the registration statement has been declared effective but in no event later than 365 days after the initial issuance of the Notes. If the Company fails to satisfy its registration obligations by certain dates specified in the Registration Rights Agreement, it will be required to pay additional interest to the holders of the Notes.
The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, filed as an exhibit hereto and incorporated by reference herein.
Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
4.1
Indenture, dated as of June 11, 2025, by and between the Company and U.S. Bank Trust Company, National Association, as trustee (Incorporated by reference to the Company’s Current Report on Form 8-K filed on June 12, 2025).

4.2	Third Supplemental Indenture, dated as of August 18, 2026, relating to the 6.500% Notes due 2031, by and between the Company and U.S. Bank Trust Company, National Association, as trustee.
4.3	Form of 6.500% Notes due 2031 (contained in the Third Supplemental Indenture filed as Exhibit 4.2 hereto).
4.4
Registration Rights Agreement, dated as of August 18, 2026, relating to the 6.500% Notes due 2031, by and among the Company and RBC Capital Markets, LLC, J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, BMO Capital Markets Corp. and Fifth Third Securities, Inc., as the representatives of the Initial purchasers.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Barings Private Credit Corporation

Date: August 18, 2026	By:	/s/ Elizabeth A. Murray
Elizabeth A. Murray
Chief Financial Officer and Chief Operating Officer